Exhibit 10.24

LENNOX INTERNATIONAL INC.
SUPPLEMENTAL RESTORATION RETIREMENT PLAN
(Effective as of January 1, 2019)

THIS SUPPLEMENTAL RESTORATION RETIREMENT PLAN (the “Plan”), made and executed in Richardson, Texas, by Lennox International Inc., a Delaware corporation (the “Company”), is hereby established for the purpose of providing unfunded benefits for certain executives who participate in the Lennox International Inc. Merged Profit Sharing and 401(k) Retirement Plan for Salaried Employees that are in excess of the limitations on contributions to a defined contribution plan imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986.

Article 1. Definitions

1.1    Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized:

(a)
“Account” means the account maintained on the Company’s books as a bookkeeping entry for each Participant reflecting such Participant’s Restoration Benefit amounts under Article 3 and adjustments thereon under Article 4 and distributions under Article 5.

(b)
“Change in Control” means a change in ownership of the Company (as hereinafter defined), a change in effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case within the meaning of Section 409A of the Code. Subject to the foregoing:

(i)
a change in ownership of the Company will occur on the date that any one person or persons acting as a group acquires ownership of stock of the Company that together with stock held by such person or persons constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(ii)
a change in effective control of the Company will occur on the date that (A) any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of the Company possessing 30% or more of the total voting power of the stock of the Company or (B) a majority of members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board prior to the date of such appointment or election; and

(iii)	a change in the ownership of a substantial portion of the assets of the Company will occur on the date that any one person or persons acting as a

Exhibit 10.24

group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company, as applicable, immediately prior to such acquisition.

(c)
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and includes any applicable regulations or other guidance relating to provisions of the Code published by the Internal Revenue Service or the U.S. Treasury Department.

(d)	“Company” means Lennox International Inc., a Delaware corporation.

(e)
“Compensation” shall have the meaning assigned to the term under the Lennox International Inc. Merged Profit Sharing and 401(k) Retirement Plan for Salaried Employees, without regard to the limitation in Section 401(a)(17) of the Code for any given Plan Year.

(f)	“Eligible Employee” means any Chief Executive Officer, Chief Operating Officer or Executive Vice President (EVP) of the Company who is hired or promoted into such position on or after January 1, 2019.

(g)	“Management Committee” means the committee described in Section 9.1.

(h)
“Participant” means an employee who is considered a Participant in the Plan under Article 2. The term “Participant” will include the beneficiary of a deceased Participant, unless the context clearly requires a different interpretation.

(i)	“Participating Employer” means the Company and any other trade or business which may adopt this Plan with the consent of the Chief Executive Officer of the Company.

(j)	“Plan” means the Lennox International Inc. Supplemental Restoration Retirement Plan, as set forth herein and as amended from time to time.

(k)	“Plan Year” means the calendar year.

(l)	“Restoration Benefit” means the benefit described in Article 3.

(m)
“Separation from Service” means with respect to Participant, such Participant’s separation from service (within the meaning of Section 409A of the Code and the regulations and other guidance issued thereunder) with the group of employers that includes the Company and each Affiliated Company (as hereinafter defined). A Participant’s Separation from Service shall be deemed to occur on the date as of which the Participant and his or her employer reasonably anticipate that no further services will be performed after such date or that the level of bona fide services the employee will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20% of the

Exhibit 10.24

average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the employer if the employee has been providing services to the employer less than 36 months). For purposes of this definition, "Affiliated Company" shall mean any incorporated or unincorporated trade or business or other entity or person, other than the Company, that along with the Company is considered a single employer under Section 414(b) or Section 414(c) of the Code.

(n)
“Specified Employee” shall mean a “specified employee” with respect to the Company (or a controlled group member) determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(i) or any successor provision.

Article 2. Participation

2.1    Participation. An Eligible Employee shall become a Participant in the Plan as of the date the Eligible Employee is first designated by the Company to receive a Restoration Benefit. An Eligible Employee who becomes a Participant will continue to be a Participant as long as an Account is being maintained (or is required to be maintained under the terms of the Plan) for such individual.

Article 3. Restoration Benefits

3.1    Eligibility. A Participant shall be credited with a Restoration Benefit for each Plan Year beginning on or after January 1, 2019 in which the Participant is an Eligible Employee who has been designated by the Company in its sole discretion to receive a Restoration Benefit allocation.

3.2    Amount. A Participant’s Restoration Benefit shall be an amount equal to six percent (6%) of the excess, if any, of the Participant’s Compensation for the Plan Year, over the applicable limitation amount under Section 401(a)(17) of the Code for such Plan Year.

Article 4. Participant Accounts

4.1    Restoration Benefit Credits to Account. The amount of a Participant’s Restoration Benefit for any Plan Year will be credited as of a date or dates selected by the Company, but not later than the last day of the Plan Year, to an account established for the Participant under the Plan. A Participant’s Account will be a bookkeeping entry only and will be utilized solely as a means of measuring and determining the amounts to be paid to or in respect of the Participant.

4.2    Deemed Earnings. Amounts credited to the Participant’s Account deemed to be invested in the investment fund options that the Company has designated for this purpose and

Exhibit 10.24

which the Participant has elected in accordance with Section 4.3. The Company will determine, from time to time and in its discretion, the exact times and methods for crediting or charging each Participant’s Account with the earnings, gains or losses and changes in value of such investment funds.

4.3    Investment Funds. The Company will determine from time to time the investment fund or funds available for hypothetical investment of Participants’ Accounts. Each Participant may elect at such times and in the manner specified by the Company one or more investment funds in which the Participant’s Account, or any portion of the Account, will be deemed to be invested for purposes of determining the amount of earnings, gains or losses to be credited to his or her Account. If a Participant fails to elect an investment fund with respect to any portion of his or her Account, the Participant will be considered to have elected the default investment fund designated by the Company for this purpose.

4.4    Vesting. Subject to the rights of general creditors set forth in Article 8 and the right of the Company to discontinue the Plan as provided in Article 11, a Participant will at all times have a 100% nonforfeitable interest in his or her Account.

Article 5. Timing and Form of Benefit Distributions

5.1    Account Payments. Except as provided in Article 6, a Participant’s interest in his or her Account will be paid in a single lump sum as soon as administratively feasible following his or her Separation from Service, but in no event later than the time prescribed by Section 1.409A-3(d) of the Treasury Regulations.

5.2    Delay in Payments. Notwithstanding the foregoing provisions of this Article 5, if the Participant is a Specified Employee, then any payment on account of the Participant’s Separation from Service shall not be made until the date that is six months and two days after such Separation from Service (or, if earlier, the first day of the month after the Participant’s death). Any payment otherwise required to be made to a Participant may also be delayed to the extent permitted by Section 409A of the Code if the Company reasonably determines that the payment (A) will not be deductible for federal income tax purposes by reason of the application of Section 162(m) of the Code; (B) will violate federal securities law or other applicable law; or (C) may be delayed for any other reason permitted under Section 409A of the Code.

5.3    Benefit Payment Dates. The date on which a Participant’s benefit under the Plan is paid will be determined at the sole discretion of the Committee in accordance with the foregoing provisions of this Article 5 or the provisions of Article 6, whichever apply.

Article 6. Death Benefits

6.1    Payments to Beneficiaries. If a Participant who is entitled to receive a payment of his or her benefit under the Plan dies before receiving such benefit, the amount of the Plan benefit will be paid to beneficiary or beneficiaries designated by the Participant in accordance with rules and procedures established by the Company. If upon the death of the Participant there is, in the opinion of the Company, no designated beneficiary or beneficiaries, such benefit will be paid to the Participant’s estate.

Exhibit 10.24

6.2    Payment of Death Benefit. Payments pursuant to this Article 6 will be made as soon as practicable after the Participant’s death. Prior to such payment, a copy of the death notice or other sufficient documentation must be filed with and approved by the Company.

Article 7. Prohibition on Acceleration of Benefits

7.1    In General. The time or schedule of any payment to be made under the Plan may not be accelerated except to the extent permitted under Section 409A of the Code. Where Section 409A of the Code permits a payment to be accelerated but does not require the Plan to, and the Plan does not, expressly provide for such acceleration, the payment may be accelerated in the sole discretion of the Company.

7.2    Change in Control. Notwithstanding the foregoing prohibition on acceleration of benefits, upon a Change in Control the Company will have the right, but not the obligation, to terminate the Plan and to distribute each Participant’s Plan benefit no earlier than 30 days before and no later than 12 months after the date of the Change in Control.

Article 8. Funding of Benefits

8.1    Unfunded Plan. The Plan will be unfunded. All benefits payable to a Participant under the Plan will be paid from the general assets of the Participating Employers that employed the Participant, and nothing contained in the Plan will require the Participating Employers to set aside or hold in trust any funds for the benefit of a Participant, who will have the status of a general unsecured creditor with respect to the obligation of the Participating Employers to make payments under the Plan. Any funds of the Participating Employers available to pay benefits under the Plan will be subject to the claims of general creditors of the Participating Employers and may be used for any purpose by the Participating Employers.

8.2    Liability of Participating Employers. If the benefits payable under the Plan to a Participant are attributable to periods of employment with more than one Participating Employer, the Company may allocate liability for the payment of the benefit among the Participating Employers in any manner the Company, in its sole discretion, determines to be appropriate.

8.3    Establishment of Trust. Notwithstanding the provisions of Section 8.1, the Company may, at its discretion, transfer to the trustee of one or more trusts from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust will at all times be subject to the claims of general unsecured creditors of the Participating Employers, and no Participant will at any time have a prior claim to such assets. To the extent that benefits under the Plan are paid from any such trust, the Participating Employers will be relieved of all liability for such benefits. This Section shall be subject to the terms of the Trust
Agreement dated December 17, 2018, by and between the Company and Fidelity Management Trust Company, as from time to time in effect, but such terms shall not apply to the extent they would cause any benefits under the Plan to be subject to the tax imposed under Section 409A of the Code.

Article 9. Administration of the Plan

Exhibit 10.24

9.1    Administration by the Company. This Plan shall be administered by the Company. The Company shall perform and exercise all of the duties and powers granted to it under the terms of this Plan. The Management Committee, which shall be appointed by and serve at the pleasure of the Chief Executive Officer of the Company, shall interpret the provisions of this Plan. The Company may adopt such rules and regulations for the administration of this Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts with respect to the Plan. All interpretations and decisions made and other action taken by the Management Committee shall be conclusive and binding upon all parties having or claiming to have an interest under this Plan. The Company may appoint one or more persons from members of management whose functions shall be to act for the Company in the administration of the Plan and to establish rules and regulations for such administration.

9.2    Compliance with Section 409A. The Plan is intended to provide compensation and benefits that are not subject to the tax imposed under Section 409A of the Code and shall be interpreted and administered to the extent possible in accordance with such intent.

Article 10. Claims Procedure

10.1    Claims Procedure. If any person (hereinafter called the “Claimant”) feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Management Committee. Within 60 days of the receipt of such claim (or within 120 days of the receipt of such claim if special circumstances require an extension of the time for processing the claim, in which event the Management Committee or its designated representative will furnish the Claimant with a written notice indicating the special circumstances and the time by which a determination with respect to the claim will be made), the Management Committee or its designated representative shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within 60 days of the receipt of such notice, in writing request the Management Committee to review such denial. In connection with such request for review, the Claimant and/or his or her duly authorized representative may examine copies of any relevant documents and submit information and comments in writing to support the granting of the benefit being claimed. The final decision of the Management Committee with respect to the claim being reviewed shall be made within 60 days following the receipt of the Claimant's request for review unless special circumstances require an extension of time for reviewing the claim, in which event (i) the Management Committee or its designated representative will furnish a written notice of such extension to the Claimant, and (ii) the final decision of the Management Committee shall be made as soon as possible but in no event later than 120 days after the receipt of the Claimant's request for review. The Management Committee shall in writing notify the Claimant of its final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which such decision is based. The final decision of the Management Committee with respect to a claim shall be conclusive and binding upon the Claimant and all other parties having or claiming to have an interest in such claim.

Article 11. Miscellaneous

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11.1    Nontransferability. In no event shall a Participating Employer make any payment under the Plan to any assignee or creditor of a Participant or his or her spouse. Prior to the time of payment under the Plan, a Participant or his or her spouse shall have no rights by way or anticipation or otherwise to assign or otherwise dispose of any interest under the Plan, nor shall rights be assigned or transferred by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(q) of the Code).

11.2    Amendment and Termination. The Board of Directors of the Company or the Compensation and Human Resources Committee of said Board of Directors shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Participating Employers, and at any time to terminate this Plan or any Participating Employer’s participation hereunder; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant’s Account under this Plan on the date of such amendment or termination, or further defer the due date for the payment of such amount, without the consent of the affected Participant.

11.3    Employment Noncontractual. The establishment of this Plan shall not enlarge or otherwise affect the terms of any Participant’s employment with his or her employer, and such employer may terminate the employment of such Participant as freely and with the same effect as if this Plan had not been established.

11.4    Applicable Law. This Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.

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Exhibit 10.24

IN WITNESS WHEREOF, this Plan has been executed this 28th day of December, 2018, to be effective as of January 1, 2019.

LENNOX INTERNATIONAL INC.

By:/s/ Daniel M. Sessa
Title:     Executive Vice President and
Chief Human Resources Officer